As filed with the Securities and Exchange Commission on September 18, 1996

                               Registration Number

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         THE BOSTON BEER COMPANY, INC.
               (Exact name of issuer as specified in its charter)

                            Massachusetts 04-3284048
          (State of Incorporation) (IRS Employer Identification Number)

               75 Arlington Street , Boston, Massachusetts 02116
                    (Address of Principal Executive Offices)

                                 (617) 368-5000
              (Registrant's telephone number, including area code)

                          THE BOSTON BEER COMPANY, INC.
                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the Plan)

                        Frederick H. Grein, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               l01 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
 Title of                              Maximum      Maximum
Securities               Amount        Offering     Aggregate     Amount of
  to be                  to be         Price        Offering     Registration
Registered             Registered(l)   Per Share      Price          Fee(2)

Class A Common Stock   100,000          $19.5625   $1,956,1250   $674.57


(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) The registration fee has been calculated with respect to 100,000 of the shares registered on the basis of the average of the high and low prices on the New York Stock Exchange on September 17, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All of the reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

         (c) The description of the Company's Class A Common Stock, $.01 par value per share which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.           Description of Securities

         Inapplicable.

Item 5.           Interests of Named Experts and Counsel

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts. As of December 31, 1995, a total of 15,353 shares of Common Stock were beneficially owned by certain stockholders of Hutchins, Wheeler & Dittmar, A Professional Corporation.

Item 6.           Indemnification of Directors and Officers

         Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides as follows:

         "Section 67. Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by
(i) the articles of organization or (ii) a by-law adopted by the stockholders or
(iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

         No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

         A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

         Article 7 of the By-laws of the Company provides as follows:

                                    ARTICLE 7

                     Indemnification of Directors and Others

         Section 7.1  Definitions

         For purposes of this Article 7:

         (a) "Director/officer" means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, member of a committee, employee or other agent of any other organization, or in any capacity with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

         (b) "Proceeding" means any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, brought or threatened in or before any court, tribunal, administrative or legislative body or agency, and any claim which could be the subject of a Proceeding.

         (c) "Expense" means any fine, penalty or taxes, any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding. The term "Expense" shall include any fines, liabilities, taxes or penalties imposed on a Director/officer with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

         Section 7.2  Right to Indemnification

         Except as limited by law or as provided in Sections 7.3 and 7.4 of this
Article 7, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer to the fullest extent permitted by law.

         Section 7.3  Indemnification not Available

         No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         Expenses incurred in connection with a Proceeding may be paid by the Corporation in advance of the final disposition of the Proceeding upon receipt of an undertaking by the Director/ Officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 7.

         Section 7.4  Compromise or Settlement

         In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if it is determined (i) by a majority of the disinterested Directors then in office or (ii) in the absence of any disinterested Directors or at the request of a majority of the disinterested Directors, by the holders of a majority of the outstanding stock entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director/officer, that with respect to the matter involved in such Proceeding said Director/officer did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In lieu of submitting the question to a vote of disinterested Directors or stockholders, as provided above, the Corporation may deny indemnification to said Director/officer with respect to such Proceeding, if there has been obtained at the request of a majority of the Directors then in office, an opinion in writing of independent legal counsel, other than counsel to the Corporation, to the effect that said Director/officer did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         Section 7.5  Advances

         The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

         Section 7.6  Not Exclusive

         Nothing  in  this   Article  7  shall   limit  any  lawful   rights  to
indemnification,    reimbursement,   or   advancement   of   expenses   existing
independently of this Article 7.

         Section 7.7  Insurance

         The provisions of this Article 7 shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article 7.

         Article VI of the Articles of Organization of the Company provides in relevant part as follows:

         "No Director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any statutory provision or other law imposing such liability, except for liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal."

         The directors and officers of the Company are insured under an insurance policy which insures them against claims made during the policy period, and liability arising therefrom, for certain wrongful acts in their capacity as officers and/or directors.

Item 7.           Exemption from Registration Claimed

                  Inapplicable

Item 8.           Exhibits

Number            Description

      4.1 The Boston Beer Company, Inc. 1996 Stock Option Plan for Non-Employee Directors.

      5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.

     23.1 Consents of Independent Accountants - included in Registration Statement under heading "Consent of Independent Accountants."

Item 9.           Undertakings

         The undersigned Registrant hereby undertakes the following:

         (a)      The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To  reflect  in the  prospectus  any  facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To  include  any  material   information  with
                      respect  to  the  plan  of  distribution   not
                      previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under The Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on September 13, 1996.

                          The Boston Beer Company, Inc.


                                /s/ C. James Koch
                                C. James Koch
                                President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                           Date

/s/ C. James Koch
- ------------------------------   President, Chief Executive     Sept. 13, 1996
C. James Koch                      Officer, Clerk and Director
                                   (principal executive
                                   officer)

/s/ Alfred W. Rossow, Jr.
- ------------------------------   Chief Operating Officer,       Sept. 13, 1996
Alfred W. Rossow, Jr.              Treasurer, Chief Financial
                                   Officer (principal financial
                                   and accounting officer) and
                                   Director

/s/ Rhonda L. Kallman              Director                     Sept. 13, 1996
- ------------------------------
Rhonda L. Kallman

/s/ Charles Joseph Koch            Director                     Sept. 13, 1996
- ------------------------------
Charles Joseph Koch

/s/ Pearson C. Cummin, III           Director                   Sept. 13, 1996
- ------------------------------
Pearson C. Cummin, III

/s/ James C. Kautz                   Director                   Sept. 13, 1996
- ------------------------------
James C. Kautz

/s/ John B. Wing                     Director                   Sept. 13, 1996
- ------------------------------
John B. Wing